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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Ivivi Technologies, Inc.
Northvale, New Jersey


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ivivi Technologies, Inc. (the "Corporation") of our report dated June 2, 2006 relating to the financial statements and schedules of the Corporation included in the Corporation's Registration Statement on Form SB-2 (File No. 333-122768).



/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
East Meadow, New York

February 13, 2007